EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                            ZOMAX OPTICAL MEDIA, INC.



         Company                                State or Place of Organization

Zomax Canada Acquisition, LLC                                 Minnesota
Zomax Canada Company*                                         Nova Scotia
Primary Marketing Group Limited                               Ireland
Zomax Limited **                                              Ireland



 *Subsidiary of Zomax Canada Acquisition, LLC
**Subsidiary of Primary Marketing Group Limited